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                                                                   EXHIBIT 10.21

                                 THIRD AMENDMENT
                            TO THE ADESA CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     WHEREAS, ADESA Corporation, Indianapolis, Indiana (the "Sponsoring Employer") has adopted the ADESA Corporation Supplemental Executive Retirement Plan (the "Plan") for the benefit of a select group management or highly compensated employees; and

     WHEREAS, pursuant to Section 7.1 of the Plan, the Sponsoring Employer has reserved the right to amend the Plan by action of its Board of Directors, and pursuant to such right the Sponsoring Employer has previously amended the Plan by a First Amendment, effective in part as of October 1, 2001 and in part as of November 1, 2001, and by a Second Amendment, effective January 1, 2002; and

     WHEREAS, the Board of Directors of the Sponsoring Employer has approved and adopted the Third Amendment to the Plan to: (1) redefine the Plan's eligibility provision; (2) increase by two percent (2%) the employer contributions under the Plan; and (3) modify the Plan's provisions which trigger an automatic distribution of accrued benefits under the Plan; and

     WHEREAS, the Board of Directors of the Sponsoring Employer has authorized and directed the President of the Sponsoring Employer to execute the Third Amendment to the Plan;

     NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2003, as follows:

     I.   Section 1.5 is restated in its entirety to read as follows:

          "Change in Control of the Company" means:

          (a) any merger, consolidation, share exchange or other combination or reorganization involving the Company, with respect to which the Company is not the surviving entity;

          (b) any sale, lease, exchange, transfer, or other disposition of all or any substantial part of the assets of the Company;

          (c) any acquisition or agreement to acquire by any person or entity (other than an employee pension benefit plan sponsored by the Company), directly or indirectly, beneficial ownership of fifty percent (50%) or more of the outstanding voting stock of the Company;

          (d) a majority of the Board or a majority of the shareholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer, or other arrangement providing for any of the transactions described above;

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          (e)   the consummation of any series of transactions which result in any of the transactions described above; or

          (f) any other set of circumstances which the Board determines, in its sole discretion, constitutes a Change in Control of the Company.

          Notwithstanding the foregoing, a Change in Control of the Company shall not occur as a result of the issuance of stock by the Company in connection with any public offering of its stock."

     II.  Section 2.1 is hereby amended in its entirety to read as follows:

          "2.1 INITIAL ELIGIBILITY. An Eligible Employee will become a Participant in the Plan as of the date specified by the Chairman of the Company's Board of Directors. For purposes of this Plan, an Eligible Employee is: (a) any Employee of the Company or any of its Subsidiaries who (i) is classified as a Vice-President or above, and
          (ii) has been approved for participation in the Plan by the Chairman of the Company's Board of Directors; and (b) any Employee of the Company or any of its Subsidiaries who (i) is not classified as a Vice-President or above, and (ii) was designated as an Eligible Employee by the Chairman of the Company's Board of Directors, and became a Participant in the Plan, prior to January 1, 2003.

     III. Section 2.2 is restated in its entirety to read as follows:

          "2.2 CHANGE IN ELIGIBILITY. A Participant may be removed as an active Participant by the Chairman of the Company's Board of Directors effective as of any date. Upon such removal, the Participant shall become an inactive Participant. As an inactive Participant, he or she will not be entitled to make any further Participant Deferral Contributions to the Plan, nor shall he or she be entitled to receive any further Employer contributions to the Plan on his or her behalf. Both the Deferral Account and the Employer Contribution Account of an inactive Participant shall, however, continue to be credited with the investment earnings of the Trust which are attributable to such accounts as provided in Section 3.4. The Administrator will maintain such accounts of an inactive Participant until the occurrence of an event which entitles such Participant to receive a distribution of such accounts under Section 5.1, at which time such accounts will be distributed as provided in Article V."

     IV. Subsection 3.3(a), as previously amended by the Second Amendment effective January 1, 2002, is hereby amended in its entirety, effective January 1, 2003, to read as follows:

          "(a) GENERAL PROVISIONS. For each Plan Year commencing prior to January 1, 2003 an Employer shall make the contributions required by this Section 3.3 pursuant to the provisions of the Plan in effect from time to time prior to January 1, 2003.

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                For each Plan Year commencing on or after January 1, 2003, an
                Employer shall make a contribution for each Participant in its employ on the first day of the applicable Plan Year in an amount equal to the sum of seven percent (7%) of the Participant's Base Salary up to the Code Section 401(a)(17) compensation limit in effect for the applicable Plan Year, plus eleven percent (11%) of the Participant's Base Salary in excess of the Code Section 401(a)(17) compensation limit in effect for the applicable Plan Year.

                Commencing with the calendar month next following the calendar month in which a Participant completes one hundred and twenty
                (120) months of combined participation in this Plan and the predecessor to this Plan (the Insured Security Option Plan, or ISOP, maintained by the Company between March 6, 1998, and March 5, 2001), the foregoing seven percent (7%) shall be increased to ten percent (10%) and the foregoing eleven percent (11%) shall be increased to fourteen percent (14%). For example, if a Participant completes 120 months of combined plan participation on March 5, 2008, then the employer contribution under this subsection for the 2008 Plan Year will be equal to the sum of
                (i) 7% of his Base Salary for the first three months of 2008, up to one-fourth of the Code Section 401(a)(17) compensation limit in effect for 2008, plus 11% of such Base Salary in excess of such prorated compensation limit, and (ii) 10% of his Base Salary for the last nine months of 2008, up to three-fourths of such compensation limit, plus 14% of such Base Salary in excess of such prorated compensation limit."

     V.   Section 5.1 is restated in its entirety to read as follows:

          "5.1 TIME OF PAYMENT OF BENEFITS. All amounts credited to the Deferral and Employer Contribution Accounts of an active or inactive Participant shall be, or shall commence to be, distributed to or for the benefit of such Participant (or his or her designated beneficiary in the event of the Participant's death) within a reasonable period following the earlier of (i) the date the Participant terminates employment with ALLETE, Inc., and all of its affiliated companies, or
          (ii) the effective date of any Change in Control of the Company."

     IN WITNESS WHEREOF, the President of the Sponsoring Employer has caused this amendment to be executed this 20th day of December, 2002, but effective as of January 1, 2003.

                                            ADESA CORPORATION


                                            By   /s/ Brian J. Warner
                                              --------------------------------
                                              Brian J. Warner, President

ATTEST:

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  /s/ Karen C. Turner
--------------------------------
Karen C. Turner, Secretary

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